Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

Telefónica, S.A.

Telefónica Emisiones, S.A.U.

(Exact Names of Registrants as Specified in their Respective Charters)

Table 1: Newly Registered Securities and Carry Forward Securities of Telefónica, S.A.

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Shares of Telefónica, S.A., par value €1.00 per share (1)	456(b) and 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Equity	Rights to subscribe for Shares of Telefónica, S.A. (including in the form of American Depositary Shares) (4)	456(b) and 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Debt	Debt Securities and Guarantees (5)	456(b) and 457(r) (2)	(3)	(3)	(3)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

A separate registration statement on Form F-6 (Registration No. 333-181584) has been filed with respect to the American Depositary Shares issuable upon deposit of the ordinary shares registered hereby. Each American Depositary Share represents one ordinary share of Telefónica, S.A.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrants are deferring payment of all registration fees. Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is payable. Registration fees will be paid subsequently on a pay-as-you-go basis. The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)

An indeterminate aggregate initial offering price and number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(4)	No separate consideration will be received for the rights.
(5)

Telefónica, S.A. will fully and unconditionally guarantee any Debt Securities issued by Telefónica Emisiones, S.A.U. pursuant to this registration statement. No separate consideration will be received for such guarantees.